UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2012

Industrial Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54372	27-0477259
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Status of Investments in Real Estate

As of August 29, 2012, Industrial Income Trust Inc. (the “Company”) has acquired, either through its wholly-owned subsidiaries or through its 51% ownership interest in a joint venture partnership, properties with an aggregate total purchase price of approximately $1.9 billion, comprised of 168 buildings totaling approximately 32.3 million square feet with 316 customers and a weighted-average occupancy rate of approximately 93%, in 17 markets. The Company’s operating portfolio, which excludes 12 value-add buildings, is comprised of 156 buildings totaling approximately 29.8 million square feet, with 297 customers, a weighted-average occupancy rate of approximately 97%, and an aggregate average remaining lease term (based on square feet) of approximately 5.3 years. The Company’s operating portfolio has an estimated aggregate weighted-average purchase price capitalization rate of approximately 6.8%.

As of August 29, 2012, assuming that the Company had completed certain acquisitions currently under contract, the Company will have acquired, either through its wholly-owned subsidiaries or through its 51% ownership interest in a joint venture partnership, properties with an aggregate total purchase price of approximately $2.0 billion, comprised of 174 buildings totaling approximately 33.4 million square feet with 334 customers and a weighted-average occupancy rate of approximately 93%, in 18 markets. Assuming completion of the acquisitions currently under contract, the Company’s operating portfolio, which excludes 12 value-add buildings, will be comprised of 162 buildings totaling approximately 30.9 million square feet, with 315 customers, a weighted-average occupancy rate of approximately 97%, and an aggregate average remaining lease term (based on square feet) of approximately 5.2 years. The Company’s operating portfolio would have an estimated aggregate weighted-average purchase price capitalization rate of approximately 6.8%. There is no assurance that the Company will consummate the acquisitions currently under contract.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements (such as those concerning the potential acquisitions under contract) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, risks associated with the Company’s ability to secure debt financing and complete acquisitions under contract, and those risks set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as amended or supplemented by the Company’s other filings with the Securities and Exchange Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or our investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL INCOME TRUST INC.

August 29, 2012	By:	/s/ THOMAS G. MCGONAGLE
Name: Thomas G. McGonagle
Title: Chief Financial Officer and Treasurer

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